Exhibit
23.1
Consent of
Independent Registered Public Accounting Firm
We consent to
the incorporation
by reference
in
Registration
Statement
No. 333-180470
on Form
S-8
of our
report dated
June 5,
2026,
appearing in this annual report on Form 11-K
of the
Cal-Maine Foods, Inc.
KSOP for the year ended
December 31, 2025.
Independent
Registered
Public Accounting
Firm
/s/ Frost, PLLC
Little Rock, Arkansas
June 5, 2026